Exhibit 10.2

Cross Collateralization Agreement

THIS CROSS COLLATERALIZATION AGREEMENT (this “Agreement”) is made as of this 22nd  day of September, 2014, by and among INB:MANHATTAN DRUG COMPANY, INC.  (the “Grantor”), PNC BANK, NATIONAL ASSOCIATION (“Creditor A”) and PNC EQUIPMENT FINANCE, LLC (“Creditor B”).

WHEREAS, the Grantor and Creditor A have entered into, or may hereafter enter into, certain financing arrangements, as evidenced by one or more promissory notes, loan agreements or other agreements, instruments and documents (collectively, the “Creditor A Documents”); and

WHEREAS, the Grantor’s obligations to Creditor A under the Creditor A Documents are secured by one or more mortgage liens, Uniform Commercial Code security interests, pledges of personal property or other collateral security arrangements in the Grantor’s real or personal property, as set forth in the Creditor A Documents (the “Creditor A Collateral”); and

WHEREAS, the Grantor and Creditor B have entered into, or may hereafter enter into, certain financing arrangements, as evidenced by one or more promissory notes, loan agreements or other agreements, instruments and documents (collectively, the “Creditor B Documents”); and

WHEREAS, the Grantor’s obligations to Creditor B under the Creditor B Documents are secured by one or more mortgage liens, Uniform Commercial Code security interests, pledges of personal property or other collateral security arrangements in the Grantor’s real or personal property, as set forth in the Creditor B Documents (the “Creditor B Collateral”); and

WHEREAS, Creditor A and Creditor B are affiliates under the common control of The PNC Financial Services Group, Inc.; and

WHEREAS, the parties hereto desire to further secure all obligations of the Grantor to both Creditor A and Creditor B (collectively, the “Secured Parties”) with both the Creditor A Collateral and the Creditor B Collateral;

NOW, THEREFORE, in consideration of the mutual undertakings described herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.           Security for Financing Arrangements.  The obligations secured by the Creditor A Collateral and by the Creditor B Collateral shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Grantor to Creditor A or Creditor B (whether held jointly or severally), of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty, or other instrument,  (ii) arising under any agreement, instrument or document,  (iii) for the payment of money,  (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner,  (vii) arising out of overdrafts on deposits or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository  or other similar arrangements,  and any amendments, extensions, renewals or increases of or to any of the foregoing, and all costs and expenses of Creditor A or Creditor B incurred in the documentation, negotiation, modification, enforcement, collection and  otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (collectively, the “Obligations”).

2.           Effect on Creditor A Documents and Creditor B Documents.  This Agreement is deemed incorporated into each of the Creditor A Documents and the Creditor B Documents.  To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Creditor A Document or any Creditor B Document, the terms and provisions hereof shall control.  The Grantor hereby confirms and ratifies each of the liens, security interests, mortgages or pledges granted in the Creditor A Collateral and the Creditor B Collateral, all of which shall continue unimpaired and in full force and effect.  Except as modified hereby, the terms and provisions of the Creditor A Documents and the Creditor B Documents remain unchanged and in full force and effect.  Except as expressly provided herein, this Agreement shall not constitute an amendment, waiver, consent or release with respect to any provision of the Creditor A Documents or the Creditor B Documents, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Secured Parties’ rights and remedies (all of which are hereby reserved).  The Grantor hereby ratifies and confirms the confession of judgment and waiver of jury trial provisions (if applicable) contained in the Creditor A Documents or the Creditor B Documents.

3.           Further Assurances.  By its signature hereon, the Grantor irrevocably authorizes  either Secured Party to execute (on behalf of the Grantor) and file against the Grantor one or more  financing , continuation  or amendment statements pursuant to the Uniform Commercial Code, or any other instrument, document or agreement in form satisfactory to  such Secured Party that such Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate the cross-collateralized security interests granted hereunder or to enable such Secured Party to exercise or enforce its rights hereunder, under the Creditor A Documents or under the Creditor B Documents with respect to such security interests.

4.           Rights and Obligations Absolute.  All rights of the Secured Parties and the security interests hereunder and the obligations of the Grantor hereunder and under the Creditor A Documents and the Creditor B Documents shall be absolute and unconditional and will not be affected by any amendment, renewal, waiver of or increase in the Obligations, any surrender, exchange, acceptance, compromise or release by the Secured Parties of any other party, or any guarantee or any security held by either of them for any of the Obligations, by any delay or omission of the Secured Parties in exercising any right or power with respect to any of the Obligations or any guarantee or collateral held by either of them for any of the Obligations, by any failure of the Secured Parties to take any steps to perfect or maintain their lien or security interest in or to preserve their rights to any security or other collateral for any of the Obligations or any guarantee, by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guarantee thereof, or by any other circumstance which might otherwise constitute a defense available to or a discharge of the Grantor or a third party pledgor.  Nothing herein shall prevent or otherwise limit either Secured Party from exercising all remedies otherwise permitted by applicable law or under the terms of the documents evidencing the Obligations owed to such Secured Party.

5.           Obligations of Secured Parties Regarding Enforcement of Remedies.  Either of the Secured Parties may exercise their remedies against the Creditor A Collateral or the Creditor B Collateral at any time following the occurrence of an Event of Default (as defined in any Creditor A Document or any Creditor B Document), without the consent of the other Secured Party.   Nothing herein shall require either Secured Party to declare an Event of Default or to enforce its remedies under the Creditor A Documents or the Creditor B Documents at any time, but each Secured Party shall notify the other Secured Party when any such action is taken.  Neither of the Secured Parties shall be under any obligation to marshal any assets in favor of the Grantor or any other person or entity or against or in payment of any or all of the Obligations due the Secured Parties.

6.           Repayments or Recovery from Secured Parties.  If any demand is made at any time upon either Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if such Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or any settlement or compromise of any such demand, then (a) the Grantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by such Secured Party and (b) if one Secured Party realized upon Creditor A Collateral or Creditor B Collateral and paid over a portion of the proceeds to the other Secured Party, the Secured Party receiving such proceeds from the Secured Party which originally received such proceeds shall restore to the Secured Party which originally received such proceeds the amount required to be restored, without interest.  The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Grantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Secured Parties’ rights under this Agreement, the Creditor A Documents and the Creditor B Documents, and will be deemed to have been conditioned upon such payment having become final and irrevocable.

7.           Changes in Writing.  No modification, amendment or waiver of, or  consent to any departure by the Grantor from,  any provision of this Agreement will be effective unless made in a writing signed by the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Grantor  will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.

8.           Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.           Counterparts.  This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

10.           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Grantor and the Secured Parties and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Grantor may not assign this Agreement in whole or in part without the Secured Parties’ prior written consent and either Secured Party at any time may assign this Agreement in whole or in part.

11.           Interpretation.  In this Agreement, unless the parties otherwise agree in writing, the singular includes the plural and the plural the singular; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to sections or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with generally accepted accounting procedures.  If this Agreement is executed by more than one party as the Grantor, the obligations of such persons or entities will be joint and several.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS / ATTEST: /s/ Christina Kay Print Name: Christina Kay Title: Vice President (Include title only if an officer of entity signing to the right)
INB:MANHATTAN DRUG COMPANY, INC.
(a New York corporation)
By:  /s/ Dina L. Masi
                                                            (SEAL)
Print Name:  Dina L. Masi
Title:  Chief Financial Officer

PNC Bank, National Association
By:  /s/ Joanne Fu
                                                            (SEAL)
Print Name:  Joanne Fu
Title:  Assistant Vice President

PNC Equipment Finance, LLC
By:  /s/ Jill M. Woods
                                                             (SEAL)
Print Name:  Jill M. Woods
Title:  Vice President

CONSENT OF GUARANTOR

The undersigned guarantor hereby consents to the provisions of the foregoing Cross Collateralization Agreement and confirms and agrees that the undersigned’s obligations under the Guaranty and Suretyship Agreement dated September 22, 2014 (the “Guaranty”), relating to some or all of the Obligations of the Grantor mentioned in the foregoing Cross Collateralization Agreement shall be unimpaired by the Cross Collateralization Agreement and that the undersigned has no defenses or set offs against Creditor A, Creditor B or their respective officers, directors, employees, agents or attorneys with respect to the Guaranty and that all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed.  The undersigned hereby certifies that the representations and warranties made in the Guaranty are true and correct.  The undersigned hereby ratifies and confirms the confession of judgment and waiver of jury trial provisions (if applicable) contained in the Guaranty.

WITNESS the due execution hereof as a document under seal, as of September ____, 2014, intending to be legally bound hereby.

WITNESS / ATTEST: /s/ Christina Kay Print Name: Christina Kay Title: Executive Vice President (Include title only if an officer of entity signing to the right)	INTEGRATED BIOPHARMA, INC. (a Delaware corporation) By: /s/ E. Gerald Kay (SEAL) Print Name: E. Gerald Kay Title: Chief Executive Officer and President

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